NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
MONDAY, MARCH 19, 2007

GROUP 1 AUTOMOTIVE TO PRESENT AT MERRILL LYNCH AND
SIDOTI & COMPANY CONFERENCES

HOUSTON, March 19, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that executive management has been invited to present at Merrill Lynch and Sidoti & Company, LLC conferences in March. The presentations will cover Group 1’s 2006 financial results and an overview of the company’s strategy.

Merrill Lynch has invited management to present at its 30th Annual Retailing Leaders Conference at The New York Palace Hotel in New York City on March 22, at 8:00 a.m. EDT. This conference will have a slide presentation and live audio webcast, with a replay available for 14 days, accessible through the Investor Relations section of Group 1’s website at www.group1auto.com.

Group 1 is also scheduled to present at Sidoti & Company’s 11th Annual New York Emerging Growth Institutional Investor Forum on March 28, at 10:25 a.m. EDT at the Grand Hyatt Hotel in New York City. A slide presentation will be available on the Investor Relations section of Group 1’s website at www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 104 automotive dealerships, 143 franchises, and 28 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 33 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.